Exhibit 32.1

WRITTEN STATEMENT

PURSUANT TO 18 U.S.C. 1350

Solely for the purposes of complying with 18 U.S.C. 1350, I, the undersigned Chief Executive Officer and Principal Financial Officer of Liquidmetal Technologies, Inc. (the “Company”) hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30 2026 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Tony Chung
Tony Chung, Chief Executive Officer and Principal Financial Officer
August 6, 2026